[Kirkland & Ellis LLP Letterhead]

July 6, 2004

Nexstar Broadcasting Group, Inc.

909 Lake Carolyn Parkway, Suite 1450

Irving, Texas 75039

Re:        Shares of Common Stock, $0.01 par value

Ladies and Gentlemen:

We have acted as special counsel to Nexstar Broadcasting Group, Inc., a Delaware corporation (the “Registrant”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-8 (the “Registration Statement”) pertaining to the registration of a proposed issuance of up to an aggregate of 3,000,000 shares (the “Shares”) of the Registrant’s Class A Common Stock, $.01 par value per share (the “Common Stock”) pursuant to the Registrant’s 2003 Long-Term Incentive Plan (“LTIP”).

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Registrant, each as amended to the date hereof; and (ii) certain resolutions adopted by the Board of Directors of the Registrant; (iii) specimen certificates representing the Class A Common Stock; (iv) the LTIP; and (v) the form of option agreement between the Registrant and the employees the (“Option Agreement”). In addition, we have made such other and further investigations as we have deemed necessary to enable us to express the opinions hereinafter set forth.

Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective; (ii) the compensation committee appointed by the Board of Directors to administer the LTIP or the Board of Directors grants the options pursuant to the LTIP (the “Options”) and determines the exercise price of the Options; and (iii) certificates representing the shares in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Class A Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the plan participants at a price per share not less than the par value per share and in accordance with the terms and conditions of the LTIP, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

Nexstar Broadcasting Group, Inc.

July 6, 2004

For purposes of this opinion, we have with your permission made the following assumptions, in each case without independent verification: (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies, (iii) the authenticity of the originals of all documents submitted to us as copies, (iv) the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, (v) other than the Company, the authority of the parties to the documents examined by us, (vi) the due authorization, execution and delivery of all documents by the parties thereto and (vii) the legal capacity of all natural persons. We have further assumed that each of the Option Agreements to be entered into between the Company and the employees and directors receiving options under the LTIP will conform to the form of agreement examined by us. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations promulgated thereunder.

This opinion is limited to the General Corporation Law of the State of Delaware.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP